Exhibit 99 “A”

Plan To Terminate Registration
Under The Securities Exchange
Act of 1934 (“Plan To Terminate Registration”)

     It is advisable that the Company promptly terminate its registration under The Securities Exchange Act of 1934 (“1934 Act”). It is, therefore, resolved that the Company shall promptly take the following action:

1. The Company shall promptly file with The Securities Exchange Commission (“SEC”) a Form 8-K disclosing the action of the Board of Directors in regard with this Plan to Terminate Registration.

2. The Company shall promptly set the Annual Meeting of Shareholders and propose that the Shareholders ratify, approve and adopt this Plan to Terminate Registration as described herein.

3. If the Shareholders adopt this Plan To Terminate Registration:

(a) The Company shall promptly file a Form 8-K disclosing the action of the Shareholders with the Securities and Exchange Commission.

(b) The Company shall file with the Oklahoma Secretary of State a Certificate of Amendment amending its Articles of Incorporation by changing the par value of the Company’s Common Stock from $.001 par value per share to $5.00 par value per share, and shall reverse split its Common Stock on the basis of 1 share of Common Stock, $5.00 par value, for each 5,000 shares of Common Stock, $.001 par value. The number of authorized shares shall be reduced from 50,000,000 shares, $.001 par value each, to 10,000 of Common Stock, $5.00 par value each. The date of such filing is referred to as the Effective Date.

(c) The Company and its officers are authorized to execute and file a Certificate of Amendment in order to amend Article Four of the Company’s Articles of Incorporation in order that it will read in full as follows:

“ARTICLE FOUR

     The aggregate number of shares which the Corporation shall have Authority to allot is 10,000, divided into one class. The designation of class, the number of shares and the par value of the shares are as follows:

Class	Number of Shares		Par Value
Common	10,000		$5.00
		Total	$50,000

     Each share of Common Stock issued and outstanding, shall be entitled to one vote on all matters. Dividends shall be declared and paid only out of funds Legally available therefor. Shares of such stock may be issued for such Consideration and for such corporate purposes as the Board of Directors may from time to time determine. Cumulative voting shall be denied.”

(d) The Company’s outstanding Common Stock, $.001 par value shall be converted into whole shares of Common Stock, $5.00 par value upon the filing of the Certificate of Amendment. No fractional shares of Common Stock, $5.00 par value, shall be issued as a result of such reverse split. Any resulting fractional shares shall be cancelled and the Shareholders shall be reimbursed in cash on the basis of the arithmetical average reported bid price for the Company’s Common Stock on the day before the Certificate of Amendment is filed with the Oklahoma Secretary of State. All Shareholder rights will terminate automatically upon the filing of the Certificate of Amendment in regard to those shares of outstanding Common Stock $.001 par value, that are not converted into whole shares of Common Stock $5.00 par value.

(e) Upon filing the Certificate of Amendment with the Oklahoma Secretary of State, the Company shall notify the Shareholders of this fact and shall request the Shareholders to forward their stock certificates representing Common Stock, $.001 par value, (“Old Stock Certificates”) to the Company, properly endorsed, with signatures guaranteed by a medallion guarantee.

(f) The Company shall promptly terminate the authority of the American Stock Transfer and Trust Company to act as transfer agent as of the Effective Date, and the Company shall assume such responsibilities as of the Effective Date.

(g) Upon receiving such Old Stock Certificates properly endorsed, the Company will promptly issue to each shareholder a certificate representing the whole number of shares of Common Stock, $5.00 par value (“New Stock Certificate”), each shareholder is entitled to receive and/or payment in cash for such shares of Common Stock, $.001 par value, as are not converted into whole shares of Common Stock, $5.00 par value, and are, therefore, cancelled. No New Stock Certificates shall be issued and no payments in cash shall be made to any shareholder for fractional shares until the Old Stock Certificates are received by the Company properly endorsed from said shareholder.

(h) The Company shall promptly file Form 15 under the 1934 Act with the Securities Exchange Commission and take further action and execute such documents as may be necessary or proper to terminate registration under the 1934 Act and to carry out the purposes and intent of this Plan to Terminate Registration.

(i) The Company will promptly notify the market makers of the Company’s stock and the Transfer Agent of such amendment, reverse split and imminent termination of registration under the 1934 Act.

3. Notwithstanding authorization of the proposed Amendment by the Shareholders of the Company, the Board of Directors of the Company may abandon the proposed Certificate of Amendment and this Plan to Terminate Registration without further action by the Shareholders.